Segmentz names new President

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

September 8, 2004

(Date of earliest event reported)

Segmentz, Inc.

(Exact name of registrant as specified in its charter)

Delaware                                      000-49606                                      03-0450326

(State or other jurisdiction of             (Commission File Number)     (I.R.S. Employer Identification Number)

incorporation or organization)

18302 Highwoods Preserve Parkway Suite 100 Tampa, FL 33647

(Address of principal executive offices)

Registrant's telephone number, including area code:

(813) 989-2232

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

9                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

9                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

9                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

9                   Pre-commencement communications

SECTION 5. CORPORATE GOVERNANCE and MANAGEMENT.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers..

On September 8, 2004, pursuant to the terms and provisions of the acquisition of Express-1, Inc. by Segmentz, Inc., Mike Welch was named President of Segmentz, Inc., and as a member of its’ Board of Directors, and John S. Flynn was noticed of his termination as President and resigned as a member of Segmentz Board of Directors. Mike Welch has been the Chief Executive Officer of Express-1, Inc. since founding the company twelve years ago. He has no other affiliations with public companies and has transacted no material business with Segmentz prior to the acquisition of his company. Segmentz has entered into an employment contract with Mike Welch that provides for salary of $125,000 per year, $30,000 in deferred compensation payable at minimum bonus, auto allowance, insurance and expense reimbursement in accordance with policies for similar executives.

(c)        Exhibits

2.1	Employment Agreement by and between Mike Welch and Segmentz, Inc. dated August 31, 2004.
99.1	Press Release dated September 8, 2004

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGMENTZ, INC.

By:       /s/ Allan J. Marshall
Name: Allan J. Marshall

Title:     Chief Executive Officer

Date:  September 8, 2004